UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2012

ThermoEnergy Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

33-46104-FW	71-0659511
(Commission File Number)	(IRS Employer Identification No.)

10 New Bond Street, Worcester, Massachusetts	01606
(Address of principal executive offices)	(Zip Code)

(508) 854-1628

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement

On March 2, 2012, we, our subsidiary, ThermoEnergy Power Systems, LLC (“TEPS”), Babcock Power, Inc. (“Babcock”), and Babcock Power Development, LLC (“BPD”), a subsidiary of Babcock, entered into a Dissolution Agreement (the “Dissolution Agreement”) for the purpose of terminating the Limited Liability Company Agreement dated as of February 25, 2009 (as amended on April 12, 2011, the “LLC Agreement”) of Babcock-Thermo Clean Combustion LLC (“BTCC”) and dissolving BTCC, the joint venture which we and Babcock had organized for the purpose of developing and commercializing our proprietary pressurized oxy-fuel combustion technology. The dissolution of BTCC and the liquidation and distribution of BTCC’s assets will be effected by BTCC’s Board of Managers (consisting of three managers designated by us and three designated by Babcock), which will remain in place until the dissolution is complete.

Pursuant to the LLC Agreement, and as confirmed by the Dissolution Agreement, the exclusive license of our pressurized oxy-fuel combustion technology to BTCC has been terminated and we are now free to exploit the technology independent of Babcock. Our pressurized oxy-fuel combustion technology converts fossil fuels (including coal, oil and natural gas) and biomass into electricity with near zero air emissions while removing and capturing carbon dioxide in liquid form for sequestration or beneficial reuse.

The parties remain bound by the Master Non-Disclosure Agreement (the “Master Non-Disclosure Agreement”) entered into in connection with the organization of BTCC, which imposes on all parties continuing confidentiality obligations. Babcock and BPD have agreed to return to us, upon request, all TEPS Confidential Information (as such term is defined in the Master Non-Disclosure Agreement) and we and TEPS have agreed to return to Babcock, upon request, all Babcock Confidential Information (as such term is defined in the Master Non-Disclosure Agreement).

The Dissolution Agreement includes mutual releases of claims and provides that each party shall bear its own fees and expenses incurred in connection with the transactions contemplated by the Dissolution Agreement.

The Dissolution Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and the foregoing description of the Dissolution Agreement is qualified in its entirety by reference to such Exhibit.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
10.1	Dissolution Agreement effective as of March 2, 2012, by and among Babcock-Thermo Clean Combustion LLC, Babcock Power Development, LLC, Babcock Power Inc., ThermoEnergy Power Systems, LLC, and ThermoEnergy Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2012

THERMOENERGY CORPORATION
(Registrant)

By:	/s/ Teodor Klowan, Jr.
Name:	Teodor Klowan, Jr. CPA
Title:	Chief Financial Officer